UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 5, 2014

BLACKSANDS PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-51427	20-1740044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Bering, Suite 250, Houston, Texas 77057

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 554-4490

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 5, 2014, the Board of Directors (the “Board”) of Blacksands Petroleum, Inc. (the “Company”) increased the size of the Board by one member and appointed Al Conrad Kerr, Jr., as a Director to the Board.

Mr. Kerr is a senior energy professional with over thirty (30) years of diversified experience in the natural gas, LNG, power generation, exploration and production industries in Africa, Asia, the Middle East and North America. His experience includes international business development, project execution and marketing as well as strategy planning. Since January 2011, Mr. Kerr has served as the Vice President of Pacific LNG Operations Ltd. in Singapore, a natural gas exploration company. Between June 2009 through January 2011, Mr. Kerr was a Principal of Caribbean LNG (Jamaica) Limited, a company working to develop natural gas distribution in Jamaica. Previously, Mr. Kerr was a Managing Director – Head of Global LNG at Merrill Lynch Commodities Inc. (2007 – 2009). Mr. Kerr previously worked for Mobil and ExxonMobil (1996 – 2007), Tenneco Gas Company (1994 – 1996), TransAlta Utility Corp. (1992 – 1994), Stewart and Stevenson Corporation (1986 – 1992) and Koomey Incorporated (1980 – 1985).

Mr. Kerr has a Bachelor’s Degree in Business Administration from the University of Texas. Mr. Kerr was previously an Officer in the U.S. Merchant Marines with a Captain’s License from the United States Coast Guard.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Dated: December 11, 2014	By	/s/ RHONDA ROSEN
Rhonda Rosen
Interim President